UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2014 (May 14, 2014)

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 Tennyson Parkway

Plano, Texas 75024

(Address of principal executive offices)

(972) 713-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 14, 2014, Tyler Technologies, Inc. held its annual meeting of stockholders. The results of the matters voted on at the meeting were as follows:

With respect to the election of directors, shares were voted as follows:

		Number of	Number of Votes	Broker
Nominee	Votes For	Withheld	Abstentions	Non-Votes
Donald R. Brattain	27,580,870	752,163	0	2,969,277
Glenn A. Carter.	28,152,376	180,657	0	2,969,277
Brenda A. Cline	28,152,778	180,255	0	2,969,277
J. Luther King, Jr	27,994,920	338,113	0	2,969,277
John S. Marr, Jr.	27,053,498	1,279,535	0	2,969,277
Dustin R. Womble	20,547,884	7,785,149	0	2,969,277
John M. Yeaman	26,290,456	2,042,577	0	2,969,277

With respect to the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2014, votes were as follows:

			Broker
Votes For	Votes Withheld	Abstentions	Non-Votes
30,379,354	869,192	53,764	0

With respect to the proposal to approve an advisory resolution on our executive compensation, votes were as follows:

			Broker
Votes For	Votes Withheld	Abstentions	Non-Votes
19,681,020	8,083,513	568,499	2,969,278

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

Date: May 15, 2014	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial
Officer (principal financial officer)